UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2014

ACTAVIS plc

(Exact name of registrant as specified in its charter)

Ireland	000-55075	98-1114402
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Grand Canal Square, Docklands

Dublin 2, Ireland

(Address of Principal Executive Offices)

(862) 261-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 9, 2014, Actavis plc (the “Company”) held its 2014 Annual Meeting of Shareholders (the “Annual Meeting”) in Dublin, Ireland. At the Annual Meeting, the Company’s shareholders voted on a total of four proposals, as described below.

1.	Election of Directors:

The following directors were elected to the Company’s Board of Directors for a term of one year expiring at the Annual Meeting of Shareholders in 2015, with voting results as follows:

	For	Against	Abstain	Broker Non-Votes
Paul M. Bisaro	135,578,198	2,659,631	1,949,429	14,211,411
James H. Bloem	139,429,926	272,284	485,048	14,211,411
Christopher W. Bodine	137,748,748	1,957,818	480,692	14,211,411
Tamar D. Howson	138,303,862	1,404,078	479,318	14,211,411
John A. King	139,450,782	257,498	478,978	14,211,411
Catherine M. Klema	139,190,345	509,866	487,047	14,211,411
Jiri Michal	139,284,385	407,800	495,073	14,211,411
Sigurdur Oli Olafsson	138,623,765	1,080,140	483,353	14,211,411
Patrick J. O’Sullivan	139,525,305	172,774	489,179	14,211,411
Ronald R. Taylor	138,259,853	1,447,636	479,769	14,211,411
Andrew L. Turner	138,357,360	1,351,177	478,721	14,211,411
Fred G. Weiss	137,876,179	1,826,844	484,235	14,211,411

2.	Advisory Vote on the Compensation of Our Named Executive Officers:

The Company’s shareholders voted to approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers, as such compensation was described in the Compensation Discussion and Analysis, compensation tables and narrative discussion set forth in the Company’s 2014 Proxy Statement, with voting results as follows:

For	Against	Abstain	Broker Non-Votes
135,955,245	3,196,450	1,035,563	14,211,411

3.	Ratification of the Appointment of PricewaterhouseCoopers LLP:

The Company’s shareholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014, with voting results as follows:

For	Against	Abstain	Broker Non-Votes
151,628,584	2,210,568	559,517	(0)

4.	Non-Binding Shareholder Proposal Requesting the Company to issue a sustainability report:

The Company’s shareholders rejected a non-binding shareholder proposal that the Company issue a sustainability report, with voting results as follows:

For	Against	Abstain	Broker Non-Votes
44,758,756	58,288,386	37,140,116	14,211,411

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 12, 2014

ACTAVIS plc

By:	/s/ David A. Buchen
	Name:	David A. Buchen

	Title:	Chief Legal Officer – Global and Secretary